Exhibit 99.1

Primo Water Corporation Announces Third Quarter 2021 Results and Planned Exit of its North American Single-Use Retail Bottled Water Business

Company reaffirms full year Adjusted EBITDA guidance and shares multi-year growth algorithm

TAMPA, Fla., Nov. 4, 2021 /CNW/ - Primo Water Corporation (NYSE: PRMW) (TSX: PRMW) (the "Company" or "Primo"), a leading provider of sustainable drinking water solutions in North America and Europe, today announced its results for the third quarter ended October 2, 2021.

(Unless stated otherwise, all third quarter 2021 comparisons are relative to the third quarter of 2020; all information is in U.S. dollars.)

  Announced plan to exit the North American single-use retail bottled water category (primarily 1-gallon, 2.5 gallon and case-pack water) as part of its overall strategy to increase profitability and further reduce its carbon footprint. The plan does not affect its large format exchange, refill, and dispenser business or the Company's Mountain Valley brand, which sells products primarily in glass bottles.
  Total revenue increased 6% to $551 million compared to $518 million as North America Water Direct experienced a substantial increase in demand.
  Reported net income and net income per diluted share were $18 million and $0.11, respectively, compared to reported net income and net income per diluted share of $22 million and $0.14, respectively. Adjusted net income and adjusted net income per diluted share were $36 million and $0.22, respectively, compared to adjusted net income and adjusted net income per diluted share of $38 million and $0.24, respectively.
  Total Adjusted EBITDA decreased 4% to $106 million compared to $111 million and Adjusted EBITDA margin decreased to 19.2% due to the impact of the Delta variant on the route delivery labor force primarily in July and August which caused route inefficiencies resulting in short term higher operating costs.
  Repurchased approximately 1.8 million outstanding common shares for $29 million.
  Expects approximately 6% organic revenue growth in 2021, plus growth from tuck-in M&A, and maintained its full year outlook for Adjusted EBITDA between $390 million and $400 million.
	For the Three Months Ended
(in millions of U.S. dollars, except per share amounts, percentages and bps)	October 2, 2021	September 26, 2020	Y/Y Change
Revenue, net	$550.8	$517.5	6%
Net income	$18.1	$22.3	$(4.2)
Net income per diluted share	$0.11	$0.14	$(0.03)
Adjusted net income	$36.4	$38.3	$(1.9)
Adjusted net income per diluted share	$0.22	$0.24	$(0.02)
Adjusted EBITDA	$105.9	$110.6	-4%
Adjusted EBITDA margin %	19.2%	21.4%	-220bps

"Our pure-play water model continues to drive higher demand for our products and services," said Tom Harrington, Chief Executive Officer.  "Third quarter operating results were negatively affected by the increase in the number of associates impacted by Covid resulting in route inefficiencies and higher overtime and temporary worker wages.  This was partially offset by higher revenue and fixed cost leverage as our North America Water Direct business experienced a substantial increase in demand.  We have seen operational improvement at the end of Q3 and continuing into October, supporting our belief this has been a short-term impact of the virus.  I am proud of the efforts of our team during this challenging period and am pleased with everyone's continued commitment to safety and customer satisfaction."

"As we continue to the next phase of our transformation as a pure-play water company and leader in ESG, we are planning to exit the single-use plastic retail bottled water business in North America.  Although it is a relatively small part of our overall business, exiting this category will result in a higher margin and more sustainable business.  The increasing effect of one-way, single-use plastic bottles in our landfills and waterways has driven us to focus on our more environmentally friendly 3-gallon and 5-gallon returnable bottle business," continued Mr. Harrington.

"We look forward to our Investor Day scheduled for November 17th where we will provide details behind our forecast for high single digit organic revenue growth, continued execution of $40 to $60 million of highly accretive tuck-ins, enhanced EBITDA margins of 40 to 60 basis points per year in addition to the one-time benefit from the planned exit of our single-use retail bottled water business of approximately 100 basis points, and targeted annualized Adjusted EBITDA in excess of $500 million by the end of 2024," said Mr. Harrington.

OUTLOOK

Primo is targeting the following results from continuing operations for the fourth quarter and full year 2021:

	Q4 2021		FY 2021
	Range		Range
($ in millions)	Low	High	Low	High
Revenue	$540	$550	+ ~6%
Adjusted EBITDA	$108	$118	$390	$400
Cash Taxes	-		~ $10
Interest	-		~ $68
CapEx	-		~ $150

THIRD QUARTER 2021 RESULTS CONFERENCE CALL

Primo Water Corporation will host a conference call today, November 4, 2021, at 10:00 a.m. ET, to discuss third quarter results, which can be accessed as follows:

North America: (888) 664-6392
International: (416) 764-8659
Conference ID: 46080719

A slide presentation and live audio webcast will be available through Primo's website at https://www.primowatercorp.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

THIRD QUARTER GLOBAL PERFORMANCE – CONTINUING OPERATIONS

  Revenue increased 6% to $551 million compared to $518 million (increased by 5% excluding the impact of foreign exchange).  The increase is due primarily to pricing initiatives, increased demand from residential and B2B customers and the favorable impact of foreign exchange, partially offset by lower revenue from Water Refill and Water Dispenser sales. Revenue by channel is tabulated below:
	For the Three Months Ended
(in millions of U.S. dollars)	October 2, 2021	September 26, 2020	Change	%Change
Revenue, net
Water Direct/Water Exchange	$344.2	$312.3	$31.9	10%
Water Refill/Water Filtration	55.6	57.0	(1.4)	-2%
Other Water	66.8	59.5	7.3	12%
Water Dispensers	16.1	28.5	(12.4)	-44%
Other	68.1	60.2	7.9	13%
Revenue, net as reported	$550.8	$517.5	$33.3	6%
Foreign exchange impact	(5.7)	-	(5.7)	n/a
Revenue excluding foreign exchange impact	$545.1	$517.5	$27.6	5%

  Gross profit increased 1% to $308 million compared to $304 million. Gross margin was 56.0% compared to 58.8%, due to operational challenges experienced in the quarter.
  SG&A expenses increased 2% to $264 million compared to $257 million driven primarily by higher selling and operating costs that supported the volume and revenue growth of the business.
  Reported net income and net income per diluted share were $18 million and $0.11, respectively, compared to reported net income and net income per diluted share of $22 million and $0.14, respectively. Adjusted net income and adjusted net income per diluted share were $36 million and $0.22, respectively, compared to adjusted net income and adjusted net income per diluted share of $38 million and $0.24, respectively.
  Adjusted EBITDA decreased 4% to $106 million compared to $111 million and Adjusted EBITDA margin decreased to 19.2%, driven by higher selling and operating costs associated with the volume growth and labor availability.
  Net cash provided by operating activities of $83 million, less $37 million of capital expenditures, resulted in $46 million of free cash flow, or $49 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $35 million in the prior year period.

THIRD QUARTER REPORTING SEGMENT PERFORMANCE – CONTINUING OPERATIONS

North America

  Revenue increased 5% to $413 million compared to $393 million (increased by 5% excluding the impact of foreign exchange) driven by increased pricing and demand from residential and B2B customers partially offset by lower revenue from Water Refill and Water Dispenser sales.
	For the Three Months Ended
(in millions of U.S. dollars)	October 2, 2021	September 26, 2020	Change	%Change
Revenue, net
Water Direct/Water Exchange	$281.9	$252.1	$29.8	12%
Water Refill/Water Filtration	47.0	48.9	(1.9)	-4%
Other Water	42.6	39.0	3.6	9%
Water Dispensers	16.1	28.5	(12.4)	-44%
Other	25.7	24.7	1.0	4%
Revenue, net as reported	$413.3	$393.2	$20.1	5%
Foreign exchange impact	(0.9)	-	(0.9)	n/a
Revenue excluding foreign exchange impact	$412.4	$393.2	$19.2	5%

Rest of World ("ROW")

  Revenue increased 11% to $138 million compared to $124 million (increased by 7% excluding the impact of foreign exchange) driven by improved volume and pricing in all channels.
	For the Three Months Ended
(in millions of U.S. dollars)	October 2, 2021	September 26, 2020	Change	%Change
Revenue, net
Water Direct/Water Exchange	$62.3	$60.2	$2.1	3%
Water Refill/Water Filtration	8.6	8.1	0.5	6%
Other Water	24.2	20.5	3.7	18%
Water Dispensers	-	-	-	-
Other	42.4	35.5	6.9	19%
Revenue, net as reported	$137.5	$124.3	$13.2	11%
Foreign exchange impact	(4.8)	-	(4.8)	n/a
Revenue excluding foreign exchange impact	$132.7	$124.3	$8.4	7%

SHARE REPURCHASE PROGRAM

During the third quarter, the Company repurchased approximately 1.8 million common shares for a total of approximately $29 million under its previously announced share repurchase program of up to $50 million of the Company's outstanding common shares.

Under the program, the Company's common shares may be repurchased periodically in open market or privately negotiated transactions through the facilities of the NYSE.

ABOUT PRIMO WATER CORPORATION

Primo Water Corporation is a leading pure-play water solutions provider in North America and Europe and generates approximately $2.0 billion in annual revenue. Primo operates largely under a recurring razor/razorblade revenue model. The razor in Primo's revenue model is its industry leading line-up of sleek and innovative water dispensers, which are sold through retailers and online at various price points. The dispensers help increase household penetration which drives recurring purchases of Primo's razorblade offering. Primo's razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo delivers sustainable hydration solutions across its 22-country footprint direct to the customer's door, whether at home or to businesses. Through its Water Exchange and Water Refill businesses, Primo offers pre-filled and reusable containers at over 13,000 locations and water refill units at approximately 22,000 locations, respectively. Primo also offers water filtration units across its 22-country footprint representing a top five position.

Primo's water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Primo utilizes certain non-GAAP financial measures.  Primo excludes from GAAP revenue the impact of foreign exchange to separate its impact from Primo's results of operations.  Primo utilizes adjusted net income (loss), adjusted net income (loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA margin to separate the impact of certain items from the underlying business.  Because Primo uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo's underlying business performance and the performance of its management.  Additionally, Primo supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment to present free cash flow, and by excluding the items identified on the exhibits hereto to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing Primo's performance to the performance of the Company's peer group and assessing the Company's ability to service debt and finance strategic opportunities, which include investing in Primo's business, making strategic acquisitions, paying dividends, repurchasing common shares and strengthening the balance sheet. With respect to the Company's expectations of its performance, the Company's reconciliations of Q4 2021 and full year 2021 estimated Adjusted EBITDA, along with targeted 2024 Adjusted EBITDA, are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort. These items include taxes, interest costs that would occur if the Company issued debt, and costs to acquire and or sell a business if the Company executed such transactions, which could significantly affect our financial results. These items depend on highly variable factors and any such reconciliations would imply a degree of precision that would be confusing or misleading to investors. Primo expects the variability of these factors to have a significant, and potentially unpredictable, impact on the Company's future GAAP financial results. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo's financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management's expectations as to the future based on plans, estimates and projections at the time Primo makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial and operating trends and results (including Primo's outlook on fourth quarter and full year 2021 revenue and Adjusted EBITDA and Primo's multi-year growth algorithm), Primo's planned exit from its single-use bottle retail water business in North America, and related matters. The forward-looking statements are based on assumptions regarding management's current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: the impact of the spread of COVID-19, related government actions and Primo's strategy in response thereto on our business, financial condition and results of operations; Primo's ability to compete successfully in the markets in which it operates; fluctuations in commodity prices and Primo's ability to pass on increased costs to its customers or hedge against such rising costs, and the impact of those increased prices on its volumes; Primo's ability to maintain favorable arrangements and relationships with its suppliers; Primo's ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between currencies including the U.S. dollar, the British pound sterling, the Euro and the Canadian dollar; the impact on Primo's financial results from uncertainty in the financial markets and other adverse changes in general economic conditions; any disruption to production at Primo's manufacturing facilities; Primo's ability to maintain access to its water sources; Primo's ability to protect its intellectual property; the seasonal nature of Primo's business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; Primo's ability to fully realize the potential benefit of transactions or other strategic opportunities that it pursues; Primo's ability to realize cost synergies of its acquisitions due to integration difficulties and other challenges; Primo's limited indemnification rights in connection with the legacy Primo acquisition; Primo's exposure to intangible asset risk; Primo's ability to meet its obligations under its debt agreements, and risks of further increases to its indebtedness; Primo's ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates, which could increase Primo's borrowing costs; the incurrence of substantial indebtedness to finance Primo's acquisitions; Primo's ability to recruit, retain and integrate new management; Primo's ability to renew its collective bargaining agreements on satisfactory terms; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Primo's reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which Primo operates; Primo's ability to adequately address the challenges and risks associated with its international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; the impact on Primo's tax obligations and effective tax rate arising from changes in local tax laws or countries adopting more aggressive interpretations of tax laws; disruptions in Primo's information systems; Primo's ability to securely maintain its customers' confidential or credit card information, or other private data relating to Primo's employees or the Company; Primo's ability to maintain its quarterly dividend; or credit rating changes.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo's Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: www.primowatercorp.com

PRIMO WATER CORPORATION				EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Revenue, net	$550.8	$517.5	$1,555.3	$1,448.5
Cost of sales	242.4	213.4	685.2	616.4
Gross profit	308.4	304.1	870.1	832.1
Selling, general and administrative expenses	263.6	257.2	771.5	759.0
Loss on disposal of property, plant and equipment, net	—	2.3	5.4	6.2
Acquisition and integration expenses	2.6	3.3	6.3	28.4
Goodwill and intangible asset impairment charges	—	—	—	115.2
Operating income (loss)	42.2	41.3	86.9	(76.7)
Other expense (income), net	4.3	(4.8)	29.5	0.6
Interest expense, net	16.7	20.4	53.4	60.8
Income (loss) from continuing operations before income taxes	21.2	25.7	4.0	(138.1)
Income tax expense (benefit)	3.1	3.4	4.4	(1.3)
Net income (loss) from continuing operations	$18.1	$22.3	$(0.4)	$(136.8)
Net (loss) income from discontinued operations, net of income taxes	—	(0.3)	—	26.3
Net income (loss)	$18.1	$22.0	$(0.4)	$(110.5)

Net income (loss) per common share
Basic:
Continuing operations	$0.11	$0.14	$0.00	$(0.89)
Discontinued operations	$—	$—	$—	$0.17
Net income (loss)	$0.11	$0.14	$0.00	$(0.72)
Diluted:
Continuing operations	$0.11	$0.14	$0.00	$(0.89)
Discontinued operations	$—	$—	$—	$0.17
Net income (loss)	$0.11	$0.14	$0.00	$(0.72)

Weighted average common shares outstanding (in thousands)
Basic	160,481	160,101	160,892	153,723
Diluted	161,932	161,433	160,892	153,723

PRIMO WATER CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts)
Unaudited

	October 2, 2021	January 2, 2021
ASSETS
Current assets
Cash and cash equivalents	$125.3	$115.1
Accounts receivable, net of allowance of $21.0 ($20.7 as of January 2, 2021)	287.6	222.3
Inventories	95.7	83.8
Prepaid expenses and other current assets	21.1	21.3
Total current assets	529.7	442.5
Property, plant and equipment, net	689.5	685.6
Operating lease right-of-use-assets	174.6	180.6
Goodwill	1,277.0	1,284.3
Intangible assets, net	948.4	987.6
Other long-term assets, net	23.9	24.1
Total assets	$3,643.1	$3,604.7
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$172.9	$107.7
Current maturities of long-term debt	14.1	17.9
Accounts payable and accrued liabilities	442.1	387.7
Current operating lease obligations	33.9	35.5
Total current liabilities	663.0	548.8
Long-term debt	1,308.4	1,345.1
Operating lease obligations	143.8	148.0
Deferred tax liabilities	149.6	148.1
Other long-term liabilities	64.8	67.8
Total liabilities	2,329.6	2,257.8
Shareholders' Equity
Common shares, no par value - 160,135,328 (January 2, 2021 - 160,406,464) shares issued	1,277.8	1,268.0
Additional paid-in-capital	83.0	84.5
Retained earnings	29.7	81.1
Accumulated other comprehensive loss	(77.0)	(86.7)
Total shareholders' equity	1,313.5	1,346.9
Total liabilities and shareholders' equity	$3,643.1	$3,604.7

PRIMO WATER CORPORATION				EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020

Cash flows from operating activities of continuing operations:
Net income (loss)	$18.1	$22.0	$(0.4)	$(110.5)
Net (loss) income from discontinued operations, net of income taxes	—	(0.3)	—	26.3
Net income (loss) from continuing operations	$18.1	$22.3	$(0.4)	$(136.8)
Adjustments to reconcile net income (loss) from continuing operations to cash flows from operating activities:
Depreciation and amortization	53.3	53.6	158.4	151.4
Amortization of financing fees	0.8	0.9	2.5	2.7
Share-based compensation expense	3.8	6.2	10.0	13.5
Provision (benefit) for deferred income taxes	1.9	1.8	1.3	(2.6)
(Gain) loss on sale of business	—	—	—	(0.6)
Loss on extinguishment of debt	—	—	27.2	—
Goodwill and intangible asset impairment charges	—	—	—	115.2
Loss on disposal of property, plant and equipment, net	—	2.3	5.4	6.2
Other non-cash items	3.9	(2.8)	2.9	1.7
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3.3)	(48.6)	(65.2)	(38.5)
Inventories	(9.6)	0.5	(12.7)	3.0
Prepaid expenses and other current assets	3.6	(3.9)	(0.6)	(3.5)
Other assets	0.1	(0.3)	0.4	(0.9)
Accounts payable and accrued liabilities and other liabilities	10.8	21.2	42.5	12.6
Net cash provided by operating activities from continuing operations	83.4	53.2	171.7	123.4
Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(12.9)	(1.2)	(13.2)	(435.7)
Additions to property, plant and equipment	(37.5)	(21.4)	(99.3)	(85.0)
Additions to intangible assets	(2.6)	(2.5)	(6.7)	(7.9)
Proceeds from sale of property, plant and equipment	0.7	0.2	1.4	1.0
Other investing activities	(1.2)	—	(1.2)	1.1
Net cash used in investing activities from continuing operations	(53.5)	(24.9)	(119.0)	(526.5)
Cash flows from financing activities of continuing operations:
Payments of long-term debt	(3.5)	(2.3)	(760.5)	(7.6)
Issuance of long-term debt	—	—	750.0	—
Proceeds from short-term borrowings	38.2	—	83.2	323.9
Payments on short-term borrowings	(18.0)	(70.0)	(28.0)	(279.9)
Premiums and costs paid upon extinguishment of long-term debt	—	—	(20.6)	—
Issuance of common shares	3.4	1.2	19.1	2.0
Common shares repurchased and canceled	(29.3)	(0.2)	(45.6)	(32.3)
Financing fees	—	(0.6)	(11.3)	(3.4)
Equity issuance fees	—	—	—	(1.1)
Dividends paid to common shareholders	(9.6)	(9.6)	(29.2)	(29.9)
Payment of deferred consideration for acquisitions	—	—	(1.8)	(1.2)
Other financing activities	1.1	7.9	5.4	19.1
Net cash used in by financing activities from continuing operations	(17.7)	(73.6)	(39.3)	(10.4)
Cash flows from discontinued operations:
Operating activities of discontinued operations	0.1	(0.7)	(1.7)	(18.7)
Investing activities of discontinued operations	—	(4.0)	—	388.9
Financing activities of discontinued operations	—	—	—	(0.1)
Net cash (used in) provided by discontinued operations	0.1	(4.7)	(1.7)	370.1
Effect of exchange rate changes on cash	(1.2)	0.8	(1.5)	(0.2)
Net increase (decrease) in cash, cash equivalents and restricted cash	11.1	(49.2)	10.2	(43.6)
Cash and cash equivalents and restricted cash, beginning of period	114.2	211.1	115.1	205.5
Cash and cash equivalents and restricted cash, end of period	125.3	161.9	125.3	161.9

PRIMO WATER CORPORATION				EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, except percentage amounts)
Unaudited
	For the Three Months Ended October 2, 2021
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$281.9	$62.3	$—	$344.2
Water Refill/Water Filtration	47.0	8.6	—	55.6
Other Water	42.6	24.2	—	66.8
Water Dispensers	16.1	—	—	16.1
Other	25.7	42.4	—	68.1
Total	$413.3	$137.5	$—	$550.8

Gross profit	$233.0	$75.4	$—	$308.4
Gross margin %	56.4%	54.8%	—%	56.0%
Selling, general and administrative expenses (a)	$183.6	$70.5	$9.5	$263.6
SG&A % of revenue	44.4%	51.3%	—%	47.9%
Operating income (loss) (a)	$48.6	$4.4	$(10.8)	$42.2
Depreciation and amortization	$37.8	$15.1	$0.4	$53.3

	For the Three Months Ended September 26, 2020
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$252.1	$60.2	$—	$312.3
Water Refill/Water Filtration	48.9	8.1	—	57.0
Other Water	39.0	20.5	—	59.5
Water Dispensers	28.5	—	—	28.5
Other	24.7	35.5	—	60.2
Total	$393.2	$124.3	$—	$517.5

Gross profit	$232.4	$71.7	$—	$304.1
Gross margin %	59.1%	57.7%	—%	58.8%
Selling, general and administrative expenses (a)	$184.2	$62.4	$10.6	$257.2
SG&A % of revenue	46.8%	50.2%	—%	49.7%
Operating income (loss) (a)	$45.4	$8.5	$(12.6)	$41.3
Depreciation and amortization	$38.5	$14.8	$0.3	$53.6

	For the Nine Months Ended October 2, 2021
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$785.6	$169.2	$—	$954.8
Water Refill/Water Filtration	137.2	24.5	—	161.7
Other Water	125.7	62.0	—	187.7
Water Dispensers	48.7	—	—	48.7
Other	78.3	124.1	—	202.4
Total	$1,175.5	$379.8	$—	$1,555.3

Gross profit	$663.1	$207.0	$—	$870.1
Gross margin %	56.4%	54.5%	—%	55.9%
Selling, general and administrative expenses (a)	$540.0	$204.2	$27.3	$771.5
SG&A % of Revenue	45.9%	53.8%	—%	49.6%
Operating income (loss) (a)	$114.8	$2.4	$(30.3)	$86.9
Depreciation and amortization	$112.1	$45.2	$1.1	$158.4

	For the Nine Months Ended September 26, 2020
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$715.3	$160.3	$—	$875.6
Water Refill/Water Filtration	123.8	21.5	—	145.3
Other Water	123.7	48.0	—	171.7
Water Dispensers	55.2	—	—	55.2
Other	89.8	110.9	—	200.7
Total	$1,107.8	$340.7	$—	$1,448.5

Gross profit	$644.4	$187.7	$—	$832.1
Gross margin %	58.2%	55.1%	—%	57.4%
Selling, general and administrative expenses (a)	$537.9	$192.5	$28.6	$759.0
SG&A % of revenue	48.6%	56.5%	—%	52.4%
Operating income (loss) (a)	$92.5	$(122.0)	$(47.2)	$(76.7)
Depreciation and amortization	$107.1	$43.4	$0.9	$151.4

(a) We revised the allocation of information technology costs from the All Other category to our North America and Rest of World reporting segments to reflect how the Chief Executive Officer, who is our chief operating decision maker, measures the performance of our segments. As a result of the change, selling, general and administrative ("SG&A") expenses for the prior periods have been recast to increase SG&A expenses in our North America reporting segment by $0.6 million, increase SG&A expenses in our Rest of World reporting segment by $1.7 million, and decrease SG&A expenses in the All Other category by $2.3 million for the three months ended September 26, 2020. SG&A expenses for the nine months ended September 26, 2020 has been recast to increase SG&A expenses in our North America reporting segment by $1.6 million, increase SG&A expenses in our Rest of World reporting segment by $5.1 million, and decrease SG&A expenses in the All Other category by $6.7 million.  Operating income (loss) for our North America and Rest of World reporting segments as well as our All Other category, as applicable, reflect the aforementioned adjustments for the three and nine months ended September 26, 2020.

PRIMO WATER CORPORATION				EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE AND GROSS PROFIT BY REPORTING SEGMENT
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended October 2, 2021
	North America	Rest of World	All Other	Primo
Change in revenue	$20.1	$13.2	$—	$33.3
Impact of foreign exchange (a)	$(0.9)	$(4.8)	$—	$(5.7)
Change excluding foreign exchange	$19.2	$8.4	$—	$27.6
Percentage change in revenue	5.1%	10.6%	—%	6.4%
Percentage change in revenue excluding foreign exchange	4.9%	6.8%	—%	5.3%

	For the Nine Months Ended October 2, 2021
	North America	Rest of World	All Other	Primo
Change in revenue	$67.7	$39.1	$—	$106.8
Impact of foreign exchange (a)	$(3.9)	$(22.9)	$—	$(26.8)
Change excluding foreign exchange	$63.8	$16.2	$—	$80.0
Percentage change in revenue	6.1%	11.5%	—%	7.4%
Percentage change in revenue excluding foreign exchange	5.8%	4.8%	—%	5.5%

	For the Three Months Ended October 2, 2021
	North America	Rest of World	All Other	Primo
Change in gross profit	$0.6	$3.7	$—	$4.3
Impact of foreign exchange (a)	$(0.4)	$(1.8)	$—	$(2.2)
Change excluding foreign exchange	$0.2	$1.9	$—	$2.1
Percentage change in gross profit	0.3%	5.2%	—%	1.4%
Percentage change in gross profit excluding foreign exchange	0.1%	2.6%	—%	0.7%

	For the Nine Months Ended October 2, 2021
	North America	Rest of World	All Other	Primo
Change in gross profit	$18.7	$19.3	$—	$38.0
Impact of foreign exchange (a)	$(2.0)	$(11.2)	$—	$(13.2)
Change excluding foreign exchange	$16.7	$8.1	$—	$24.8
Percentage change in gross profit	2.9%	10.3%	—%	4.6%
Percentage change in gross profit excluding foreign exchange	2.6%	4.3%	—%	3.0%

(a) Impact of foreign exchange is the difference between the current period revenue and gross profit translated utilizing the current period average foreign exchange rates less the current period revenue and gross profit translated utilizing the prior period average foreign exchange rates.

PRIMO WATER CORPORATION				EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020

Net income (loss) from continuing operations	$18.1	$22.3	$(0.4)	$(136.8)
Interest expense, net	16.7	20.4	53.4	60.8
Income tax expense (benefit)	3.1	3.4	4.4	(1.3)
Depreciation and amortization	53.3	53.6	158.4	151.4
EBITDA	$91.2	$99.7	$215.8	$74.1

Acquisition and integration costs (a)	2.6	3.3	6.3	28.4
Share-based compensation costs (b)	3.8	6.2	10.0	13.5
COVID-19 costs (c)	0.8	1.6	2.0	18.4
Goodwill and intangible asset impairment charges (d)	—	—	—	115.2
Foreign exchange and other losses (gains), net (e)	5.7	(2.0)	4.6	3.2
Loss on disposal of property, plant and equipment, net (f)	—	2.3	5.4	6.2
Loss on extinguishment of long-term debt (g)	—	—	27.2	—
Gain on sale of business (h)	—	—	—	(0.6)
Other adjustments, net (i)	1.8	(0.5)	10.3	5.1
Adjusted EBITDA	$105.9	$110.6	$281.6	$263.5

Revenue, net	$550.8	$517.5	$1,555.3	$1,448.5
Adjusted EBITDA margin %	19.2%	21.4%	18.1%	18.2%

		For the Three Months Ended		For the Nine Months Ended
	Location in Consolidated Statements of Operations	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
		(Unaudited)		(Unaudited)
(a) Acquisition and integration costs	Acquisition and integration expenses	$2.6	$3.3	$6.3	$28.4
(b) Share-based compensation costs	Selling, general and administrative expenses	3.8	6.2	10.0	13.5
(c) COVID-19 costs	Selling, general and administrative expenses	0.8	1.6	2.0	18.4
(d) Goodwill and intangible asset impairment charges	Goodwill and intangible asset impairment charge	—	—	—	115.2
(e) Foreign exchange and other losses (gains), net	Other expense (income), net	5.7	(2.0)	4.6	3.2
(f) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	—	2.3	5.4	6.2
(g) Loss on extinguishment of long-term debt	Other expense (income), net	—	—	27.2	—
(h) Gain on sale of business	Other expense (income), net	—	—	—	(0.6)
(i) Other adjustments, net	Other expense (income), net	(0.9)	(2.6)	(1.4)	(1.8)
	Selling, general and administrative expenses	2.7	2.1	11.7	6.5
	Cost of sales	—	—	—	0.4

PRIMO WATER CORPORATION		EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	October 2, 2021	September 26, 2020

Net cash provided by operating activities from continuing operations	$83.4	$53.2
Less: Additions to property, plant, and equipment	(37.5)	(21.4)
Free Cash Flow	$45.9	$31.8

Acquisition and integration cash costs	2.1	2.9
COVID-19 related cash costs	0.8	5.0
Deferred payroll tax related cash costs - government programs	0.3	(4.8)
Adjusted Free Cash Flow	$49.1	$34.9

	For the Nine Months Ended
	October 2, 2021	September 26, 2020

Net cash provided by operating activities from continuing operations	$171.7	$123.4
Less: Additions to property, plant, and equipment	(99.3)	(85.0)
Free Cash Flow	$72.4	$38.4

Acquisition and integration cash costs	9.4	28.5
Transaction cash costs paid on behalf of acquiree	—	13.4
COVID-19 related cash costs	2.3	15.2
Deferred payroll tax related cash costs - government programs	1.2	(14.0)
Adjusted Free Cash Flow	$85.3	$81.5

PRIMO WATER CORPORATION				EXHIBIT 8
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net income (loss) from continuing operations (as reported)	$18.1	$22.3	$(0.4)	$(136.8)

Adjustments:
Amortization expense of customer lists	12.5	14.7	37.2	38.6
Acquisition and integration costs	2.6	3.3	6.3	28.4
Share-based compensation costs	3.8	6.2	10.0	13.5
COVID-19 costs	0.8	1.6	2.0	18.4
Goodwill and intangible asset impairment charges	—	—	—	115.2
Foreign exchange and other (gains) losses, net	5.7	(2.0)	4.6	3.2
Loss on extinguishment of long-term debt	—	—	27.2	—
Gain on sale of business	—	—	—	(0.6)
Other adjustments, net	1.8	(0.5)	10.3	5.1
Tax impact of adjustments (a)	(8.9)	(7.3)	(24.0)	(21.9)
Adjusted net income from continuing operations	$36.4	$38.3	$73.2	$63.1

Earnings Per Share (as reported)
Net income (loss) from continuing operations	$18.1	$22.3	$(0.4)	$(136.8)

Basic EPS	$0.11	$0.14	$—	$(0.89)
Diluted EPS	$0.11	$0.14	$—	$(0.89)
Weighted average common shares outstanding (in thousands)
Basic	160,481	160,101	160,892	153,723
Diluted	161,932	161,433	160,892	153,723

Adjusted Earnings Per Share (Non-GAAP)
Adjusted net income from continuing operations (Non-GAAP)	$36.4	$38.3	$73.2	$63.1

Adjusted diluted EPS (Non-GAAP)	$0.22	$0.24	$0.45	$0.41

Diluted weighted average common shares outstanding (in thousands) (Non-GAAP) (b)	161,932	161,433	162,626	155,003

(a) The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.

(b) GAAP diluted weighted average common shares outstanding were used for the three months ended October 2, 2021 and September 26, 2020. The nine months ended October 2, 2021 and September 26, 2020 include the impact of dilutive securities of 1,734 and 1,280, respectively. These dilutive securities were excluded from GAAP diluted weighted average common shares outstanding due to net loss from continuing operations reported in those periods.

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SOURCE Primo Water Corporation

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%CIK: 0000884713

For further information: Jon Kathol, Vice President, Investor Relations, Tel:813-313-1732, investorrelations@primowater.com

CO: Primo Water Corporation

CNW 06:45e 04-NOV-21